Exhibit 4.3

WARRANT AGREEMENT

Dated as of May [●], 2013

among

PEDEVCO CORP.

as Issuer

and

WUNDERLICH SECURITIES, INC.

and

[EACH OF THE OTHER HOLDERS PARTY HERETO]

as Holders

Warrants to Purchase

Shares of Common Stock

THIS WARRANT AGREEMENT, dated as of May [●], 2013 (this “Agreement”), is made and entered into by and among PEDEVCO Corp., a Texas corporation (the “Issuer”), Wunderlich Securities, Inc. (“Wunderlich”) and [IDENTIFY OTHER HOLDERS] (together with Wunderlich, the “Initial Holders”).

WHEREAS, pursuant to the terms of the letter agreement dated August 15, 2012 between the Issuer and Wunderlich, in connection with the consummation of the transactions contemplated by the Underwriting Agreement (as hereinafter defined), the Issuer is obligated to issue to the Initial Holders, and the Initial Holders desire severally to acquire, Warrants (as hereinafter defined) to purchase an aggregate of 333,334 shares (subject to adjustment as provided herein) of Common Stock (as hereinafter defined), with an initial exercise price of $[●] per share (subject to adjustment as provided herein); and

WHEREAS, the Issuer and the Initial Holders desire to enter into this Agreement in order to set forth terms and conditions applicable to the Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1.	Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Automatic Shelf Registration Statement” means a registration statement filed on Form S-3 (or successor form or other appropriate form under the Securities Act) by a WKSI pursuant to General Instruction I.D. (or other successor or appropriate instruction) of such form.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means Common Stock or any other capital stock of the Issuer authorized from time to time, or any other shares, options, interests, participations, or other equivalents (however designated) of or in the Issuer, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

“Closing Date” means the date hereof.

“Closing Sale Price” means, with respect to the Common Stock on any day, the last reported sale price of the Common Stock on such day on the principal national securities exchange on which the Common Stock is then traded.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.001 per share, of the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Period” means the period commencing on the Initial Exercise Date and ending at 5:00 p.m., New York City time, on the Expiration Date.

“Exercise Price” means $[●]1 per share of Common Stock, as adjusted as herein provided.

“Expiration Date” means May [●], 2016.
_____________
1 To be the public offering price per share in the offering pursuant to the Underwriting Agreement.

“Fair Market Value” means (i) in the case of a security traded on an exchange or in an over-the-counter market, the last sale price of such security on such securities exchange on the trading day immediately prior to the date of determination, or if no sale occurred on such day, the mean among the closing “bid” and “asked” prices on such day or if the principal market for such security is in the over-the-counter market, the closing sale price of such security on the trading day immediately prior to the date of the determination, as published by the National Association of Securities Dealers Automated Quotation System or similar organization, or if such price is not so published on such day, the mean among the closing “bid” and “asked” prices, if available, on such day, which prices may be obtained from any reputable pricing service, broker or dealer reasonably satisfactory to the Issuer, and (ii) in the case of a security not traded on an exchange or in the case of another asset, the value thereof, as determined in good faith by the Board of Directors of the Issuer, and, if requested by the Holders confirmed by a qualified, nationally recognized independent valuation firm experienced in valuing companies similar to the Issuer, jointly selected in good faith by the Issuer and the Holders, using an accepted valuation method or methods, the fees and expenses of the valuation firm being paid for by the Issuer.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the Securities Act.

“Holders” means, collectively, the Initial Holders and their successors and assigns, for so long as they are the record holders of Warrants or Warrant Shares.

“Initial Exercise Date” means May [●], 2014.

“Initial Holders” has the meaning set forth in the introductory paragraph of this Agreement.

“Initiating Holder(s)” has the meaning set forth in Section 12(a).

“Issuer” has the meaning set forth in the introductory paragraph of this Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized by law, regulation or executive order to remain closed.

“Permitted Free Writing Prospectus” has the meaning set forth in Section 12(d).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Prospectus” has the meaning set forth in Section 12(d).

“Redemption Date” has the meaning set forth in Section 14(b).

“Redemption Price” means, with respect to each Warrant, a price equal to (i) the amount by which (A) the average of the Closing Sale Prices of the Common Stock for the 20 consecutive Trading Days referred to in Section 14(a) (with appropriate adjustments for any event of the type contemplated by Section 7(b)) exceeds (B) the Exercise Price per share of Common Stock in effect on the date of mailing of a notice of redemption pursuant to Section 14(b) multiplied by (ii) the number of shares of Common Stock issuable upon exercise of each Warrant on the date of mailing of the notice of redemption.

“Registering Holder” means any Holder of Registrable Warrant Shares giving the Issuer a notice pursuant to Section 12(a) or 12(b) hereof requesting that Registrable Warrant Shares held by it be included in a proposed registration.

“Registrable Warrant Shares” means (i) Warrant Shares held by Holders, (ii) Warrant Shares issuable upon the exercise of Warrants held by Holders, (iii) any shares or other securities issued in respect of such Warrant Shares because of or in connection with any stock dividend, stock distribution, stock split or purchase in any rights offering or in connection with any exchange for or replacement of such shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to such Warrant Shares, other than any such shares (a) sold pursuant to an effective registration statement under the Securities Act, or (b) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act (including transactions under Rule 144 or a successor thereto) so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.  All references herein to “Holders of Registrable Warrant Shares,” “ownership of Registrable Warrant Shares” or “outstanding Registrable Warrant Shares” or similar references shall be deemed to include Registrable Warrant Shares that would be outstanding assuming the exercise of all outstanding Warrants.

“Registration Expenses” means, except for Selling Expenses (as hereinafter defined), all expenses incurred in effecting any registration pursuant to Section 12, including all registration, qualification and filing fees, listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Issuer, blue sky fees and expenses, accountants’ fees and expenses incurred by the Issuer, including those related to any special audits incident to or required by any such registration, and the reasonable fees and disbursements of one special legal counsel to represent all of the Registering Holders together.

“Registration Statement” has the meaning set forth in Section 12(d).

“Rule 144” has the meaning set forth in Section 13.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the securities sold in a transaction or transactions registered on behalf of the Registering Holders.

“Shelf Registration Statement” shall mean a registration statement of the Issuer filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering Registrable Warrant Shares.

“Trading Day” means any day on which the principal national securities exchange on which the Common Stock is listed for trading is open for business.

“Transfer” means any sale, transfer, assignment, hypothecation or other disposition of any interest in, with or without consideration, any security, including any disposition of any security or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

“Transfer Agent” has the meaning set forth in Section 6(b).

“Underwriting Agreement” means the Underwriting Agreement dated as of May [●], 2013 between the Issuer and Wunderlich, Global Hunter Securities LLC and C. K. Cooper & Company, as Representatives of the Underwriters named therein.

“Violation” has the meaning set forth in Section 12(f)(i).

“Warrant Certificate” has the meaning set forth in Section 3(a)(i).

“Warrants” has the meaning set forth in Section 2.

“Warrant Shares” means the shares of Common Stock or other securities issuable upon exercise of the Warrants.

“WKSI” means a well-known seasoned issuer as defined in Rule 405 under the Securities Act.

Section 2.	Issuance of Warrants.

The Issuer hereby issues and grants to the Initial Holders warrants to purchase up to an aggregate of 333,334 shares of Common Stock in accordance with the terms of this Agreement (including any warrants issued in exchange for or replacement of or upon Transfer of such warrants, the “Warrants”).  Each Initial Holder shall receive the number of Warrants set forth opposite the name of such Initial Holder on Schedule I attached hereto under the heading “Aggregate Number of Warrants.”  Each Warrant shall entitle the Holder, subject to the conditions relating to exercisability and exercise set forth in Section 4, to purchase during the Exercise Period (except as provided in Section 14(c)) one share of Common Stock at the Exercise Price.  The number of shares of Common Stock and the Exercise Price are subject to adjustment pursuant to Section 7.

Section 3.	Certain Administrative Provisions.

(a) Form of Warrant Certificate; Register.

(i)
Warrants issued hereunder shall be represented by warrant certificates substantially in the form of Exhibit A attached hereto (each, a “Warrant Certificate”).  Warrant Certificates shall be executed on behalf of the Issuer by a duly authorized officer of the Issuer.  Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule or usage.  The terms and provisions contained in the Warrant Certificate shall constitute, and are hereby expressly made, a part of this Agreement.

(ii)
Each Warrant issued, exchanged or transferred hereunder shall be registered in a warrant register (the “Warrant Register”).  The Warrant Register shall set forth (i) the number of Warrants represented by each Warrant Certificate, (ii) the name and address of the Holder thereof, (iii) the number of Warrant Shares purchasable upon the exercise thereof, as adjusted from time to time in accordance with this Agreement, and (v) the Exercise Price for each Warrant Share, as adjusted from time to time in accordance with this Agreement.  The Warrant Register will be maintained by the Issuer and will be available for inspection by any Holder at the principal office of the Issuer or such other location as the Issuer may designate to the Holders in the manner set forth in Section 15.

(iii)
All Warrants issued hereunder shall be subject to the terms and provisions of this Agreement, and any Person to whom a Warrant is Transferred or to whom a Warrant is issued in connection with an exchange or exercise, by such Person’s acceptance thereof, shall be deemed to have become a party to, and to be bound by the terms of and entitled to the benefits under, this Agreement.

(b) Exchange of Warrants.

(i)
Subject to the further provisions of this Agreement and compliance with all applicable securities laws, a Holder may exchange any Warrant Certificate issued hereunder for another Warrant Certificate of like kind and tenor representing in the aggregate the same Warrants as those represented by the Warrant Certificate being so exchanged.  In order to effect an exchange permitted by this Section 3(b), the Holder shall deliver to the Issuer such Warrant Certificate accompanied by a duly executed written request specifying the number and denominations of Warrant Certificates to be issued in such exchange and the names in which such Warrant Certificates are to be issued.  As promptly as reasonably practicable, the Issuer shall, without charge, issue, register and deliver to the Holder thereof each Warrant Certificate to be issued in such exchange and make any necessary changes to the Warrant Register.

(ii)
Upon receipt of evidence reasonably satisfactory to the Issuer (an affidavit of the Holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate, and in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement from the Holder reasonably satisfactory to the Issuer or, in the case of any such mutilation, upon surrender of such mutilated Warrant Certificate, the Issuer shall, without charge, issue, register and deliver, in lieu of such Warrant Certificate, a new Warrant Certificate of like kind representing the same Warrants represented by, and dated the date of, such lost, stolen, destroyed or mutilated Warrant Certificate.

(c) Transfer of Warrants.  Subject to the further provisions of this Agreement and compliance with all applicable securities laws, Warrants may be Transferred, in whole or in part, by the Holder thereof by delivering to the Issuer the Warrant Certificate representing such Warrants accompanied by a properly completed and duly executed Assignment in the form of Exhibit B hereto.  As promptly as reasonably practicable, the Issuer shall, without charge, issue, register and deliver to the Person to whom such Warrants have been Transferred a new Warrant Certificate of like kind and tenor representing in the aggregate the same Warrants as those being Transferred.  If less than all the Warrants represented by a Warrant Certificate are Transferred, a new Warrant Certificate of the same tenor and for the number of Warrants not Transferred shall be executed by the Issuer, registered in the name of the Transferring Holder or such names as may be directed in writing by the Holder, and delivered to the Person or Persons entitled to receive the same.

Section 4.	Exercise of Warrants; Terms of Warrants.

(a) Exercisability of Warrants.  Warrants shall only be exercisable in accordance with the terms of this Section 4(a).  Each Warrant shall become exercisable on the Initial Exercise Date and shall be exercisable from time to time thereafter prior to 5:00 p.m. New York City time, on the Expiration Date (except as provided in Section 14(c)).

(b) Method of Exercise.  On any Business Day during normal business hours during the Exercise Period, a Holder shall have the right to receive from the Issuer the number of Warrant Shares which the Holder may at the time be entitled to receive on exercise of the Warrants being exercised (which may be all or less than all of the Warrants represented by a Warrant Certificate) upon payment of the aggregate Exercise Price for all Warrant Shares being purchased by such Holder in cash, by wire transfer or by certified or official bank check payable to the order of the Issuer.

(c) Net Issue Exercise.  Each Holder may elect, upon exercise of its Warrants on one (and only one) occasion during the Exercise Period, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the Holder will receive such number of Warrant Shares as calculated pursuant to the following formula:

W = S x	F - E
F
where:

W	=	the number of Warrant Shares to be issued to the Holder pursuant to this Section 4(b).
S	=	the number of Warrant Shares for which the Warrants being exercised are exercisable as of the date of exercise (if the Exercise Price were being paid in cash).
F	=	the Fair Market Value of one Warrant Share on the date of exercise.
E	=	the Exercise Price as of the date of exercise.

(d) Surrender of Warrant Certificate.  In order to exercise any of the Warrants represented by a Warrant Certificate pursuant to Section 4(b) or 4(c), the Holder thereof must surrender upon exercise the Warrant Certificate at the principal office of the Issuer and deliver to the Issuer the form of election to purchase on the reverse thereof duly completed and signed together with, in the case of an exercise pursuant to Section 4(b), payment to the Issuer of the Exercise Price as provided in Section 4(b) and payment of any taxes payable by the Holder pursuant to Section 5, for the number of Warrant Shares in respect of which such Warrants are then exercised.

(e) Delivery of Warrant Shares.  Upon compliance with Section 4(d), the Issuer shall deliver or cause to be delivered with all reasonable dispatch, to or to the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such Holder is entitled hereunder, together with cash as provided in Section 8 hereof.  Such Warrants shall be deemed to have been exercised and such Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated shall be deemed to have become a holder of record of such Warrant Shares for all purposes, immediately prior to the close of business on the date of compliance by the Holder with Section 4(d).

(f) Partial Exercise.  The Warrants shall be exercisable during the Exercise Period, at the election of the Holders thereof, either in full or from time to time in part.  If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Issuer, registered in such name or names as may be directed in writing by the Holder and delivered the Person or Persons entitled to receive the same.

(g) Unexercised Warrants.  Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall be canceled and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

Section 5.	Payment of Taxes.

The Issuer shall pay all documentary, stamp or other similar taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exchange, transfer or exercise of a Warrant, and the Issuer shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

Section 6.	Reservation of Warrant Shares; Registration of Warrant Shares.

(a) Reservation of Warrant Shares.  Until the expiration of the Exercise Period or the earlier redemption of the Warrants pursuant to Section 14, the Issuer shall at all times have authorized and shall reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock and/or the authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

(b) Registration of Warrant Shares.  The Issuer or, if appointed, the transfer agent for the Common Stock (the “Transfer Agent”) shall be and is hereby irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose.  If the Issuer has appointed a Transfer Agent, the Issuer (1) shall keep a copy of this Agreement on file with the Transfer Agent and any successor and (2) shall supply such Transfer Agent with duly executed certificates for such purposes and shall provide or otherwise make available any cash which may be payable as provided in Section 8, and (3) shall furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 15.

(c) Warrant Shares Fully Paid.  The Issuer covenants that all Warrant Shares that may be issued upon exercise of Warrants shall, upon issue, be validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof, except for restrictions on Transfer provided in this Agreement or under applicable federal and state securities laws.

(d) Exercise Price.  Until the expiration of the Exercise Period, the Issuer shall not take any action that would cause the Exercise Price to be less than the par value of the Common Stock.

(e) Obtaining Stock Exchange Listings.  The Issuer shall from time to time take all action which may be reasonably necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on a principal securities exchange, automated quotation system or other market within the United States of America, if any, on which other shares of Common Stock are then listed, if any.

Section 7.	Adjustments.

The number and kind of securities issuable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of the events and in the manner described in this Section 7.  Whenever any such adjustment is made pursuant to this Section 7, the Issuer shall prepare a certificate to be executed by a duly authorized officer of the Issuer, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of Warrant Shares for which each Warrant is exercisable and describing the number and kind of any other securities or other property for which each Warrant is exercisable, and any change in the Exercise Price, after giving effect to such adjustment or change.  The Issuer shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 15.  The Issuer shall keep together with the Warrant Register copies of all such certificates and cause the same to be available for inspection by any Holder as provided in Section 3(a)(ii).

(a) Reclassification, Consolidation or Merger.  If any capital reorganization or reclassification of the Common Stock, or consolidation or merger of the Issuer with another Person, or the sale or lease of all or substantially all of its assets to another Person is effected in a manner such that Holders of Common Stock shall be entitled to receive stock, securities or other assets or property, in each case, at any time after the Closing Date, then, as a condition of such reorganization, reclassification, consolidation, merger, sale or lease, the successor Person (if other than the Issuer) resulting from such consolidation or merger or the entity purchasing or leasing such assets must assume the Warrants by written instrument executed and mailed or delivered to the Holders, and lawful and adequate provision (in form reasonably satisfactory to the Holders) must be made whereby the Holders thereafter have the right to purchase and receive (in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the Warrants), such shares of stock, securities or other assets or property as the Holders would have been entitled to receive upon the occurrence of such transaction if the Holders had been, immediately prior to the transaction, the Holders of the Warrant Shares then issuable upon exercise of the Warrants, in each case subject to the terms and conditions of this Agreement.  In any such case, appropriate provision must be made with respect to the rights and interests of the Holders to assure that the provisions hereof (including, without limitation, provisions for adjustment of the number of Warrant Shares purchasable and receivable upon the exercise of the Warrants and the Exercise Price) are thereafter applicable, as nearly as may be, in relation to any shares of stock, securities or other assets or property thereafter deliverable upon the exercise hereof.

(b) Distributions, Subdivisions and Combinations.  If, at any time and from time to time after the Closing Date, the Issuer:

(i)	takes a record of holders of shares of Common Stock for the purpose of entitling them to receive a distribution payable in, or other distribution of, shares of Common Stock;

(ii)	subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

(iii)	combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then (i) the number of shares of Common Stock for which each Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock that a record holder of the same number of shares of Common Stock for which each Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price shall be adjusted to equal (A) the Exercise Price in effect immediately prior to such event multiplied by the number of shares of Common Stock for which each Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which each Warrant is exercisable immediately after such adjustment.

(c) Distribution of Property.  If at any time the Issuer takes a record of holders of shares of Common Stock for the purpose of entitling them to receive any distribution of any evidences of its indebtedness, any assets or property, or any other securities of any nature whatsoever (other than any distribution payable only in cash or shares of Common Stock), then, in each such case, provision shall be made by the Issuer such that the each Holder of Warrants shall receive upon exercise of the Warrants a proportionate share of any such dividend or distribution as though it were the holder of the shares of Common Stock issuable upon exercise of the Warrants held by such Holder as of the record date fixed for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution.

(d) Impairment; Adjustments.  The Issuer will not, by amendment of its certificate of formation or through any reorganization, reclassification, consolidation, merger, sale, lease or transfer of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer, but will at all times in good faith assist in carrying out all the provisions of the Warrants and this Agreement (including, without limitation, this Section 7) and in the taking of all such action as may be necessary or appropriate in order to protect the purchase rights of any Holder against impairment.

(e) Notice of Specific Events.  In case at any time:

(i)
the Issuer declares any distribution upon any of its Capital Stock or makes any special distribution to its stockholders or the Issuer or any of its subsidiaries repurchases or exchanges or offers to repurchase or exchange any Capital Stock;

(ii)	the Issuer offers for subscription pro rata to its stockholders any additional equity interests or other rights;

(iii)
there is a capital reorganization or reclassification of the equity of the Issuer, or consolidation or merger of the Issuer with, or sale or lease of all or substantially all of its assets to, another Person; or

(iv)	there is a voluntary or involuntary dissolution, liquidation or winding up of the Issuer;

then, the Issuer shall give each Holder of Warrants (i) at least 10 Business Days prior written notice of the date on which the books of the Issuer close or a record is taken for such distribution or subscription rights or repurchase or exchange or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, lease, amendment, alteration, repeal, dissolution, liquidation or winding up, and (ii) in the case of any such repurchase, exchange, reorganization, reclassification, consolidation, merger, sale, lease, amendment, alteration, repeal, dissolution, liquidation or winding up, at least 10 Business Days prior written notice of the date when the same will take place.  Notice in accordance with the foregoing clause (i) must also specify, in the case of any distribution or subscription rights, the date on which the stockholders shall be entitled thereto and notice in accordance with the foregoing clause (ii) must also specify the date on which the stockholders shall be entitled to exchange their shares of Common Stock for other securities or other property deliverable upon such repurchase, exchange, reorganization, reclassification, consolidation, merger, sale, lease, dissolution, liquidation or winding up, as the case may be.

(f) Form of Warrants.  Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

Section 8.	Fractional Interests.

The Issuer shall not be required to issue fractional Warrant Shares on the exercise of Warrants.  If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of any Warrants (or specified portion thereof), the Issuer shall calculate the amount in cash equal to the Fair Market Value per Warrant Share and pay such amount, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent.

Section 9.	Representations of Holder.

Each Holder hereby represents and warrants to the Issuer as follows: (i) such Holder is a sophisticated investor having such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in Warrants and Warrant Shares; (ii) such Holder is capable of protecting its own interests in connection with the acquisition, exercise or disposition of this Warrant; (iii) such Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act; (iv) such Holder is aware that the Warrants and the Warrant Shares are being, or will be, issued to the Holder in reliance upon the Holder’s representation in this Section 9 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations; (v) such Holder is aware of the provisions of Rule 144 and of the conditions under which sales may be made thereunder; (vi) such Holder has received such information about the Issuer as the Holder deems reasonable and has had the opportunity to ask questions and receive answers from the Issuer with respect to its business, assets, prospects and financial condition; and (vii) such Holder, by acceptance of the Warrants, acknowledges that the Warrants and the Warrant Shares to be issued upon exercise thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of the Warrants or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws.

Section 10.	Restrictions on Transfers.

(a) Legend.  Neither the sale of the Warrants nor the issuance of any of the Warrant Shares upon exercise of the Warrants have been registered under the Securities Act or under applicable state securities laws.  The Warrants and the Warrant Shares issued upon exercise of the Warrants shall not be sold or transferred unless either (i) they first shall have been registered under applicable federal and state securities laws, or (ii) such sale or transfer is exempt from the registration requirements of such laws.  Each Warrant Certificate shall bear a legend substantially in the following form, as appropriate:

THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  ANY SALE, OFFER FOR SALE, DISPOSITION, MORTGAGE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF THE WARRANTS MAY BE MADE ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE WARRANTS UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

Each certificate, if any, representing any Warrant Shares shall bear a legend substantially in the following form, as appropriate:

THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  ANY SALE, OFFER FOR SALE, DISPOSITION, MORTGAGE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF THE SHARES MAY BE MADE ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b) Transfers During Lock-Up Period.  During the period of 180 days following the date of the Underwriting Agreement, the Warrants and the Warrant Shares may not be Transferred, nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of Warrants or Warrant Shares, except as permitted by FINRA Rule 5110(g)(2).

Section 11.	No Rights as a Stockholder.

Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Issuer or any other matter, or any rights whatsoever as stockholders of the Issuer.

Section 12.	Registration Rights.

(a) Demand Registration Rights.  If, at any time after the date that is 90 days prior to the Initial Exercise Date and on or before the Expiration Date of the Underwriting Agreement, the Issuer shall receive from any Holder(s) holding a majority of the Registrable Warrant Shares a written request that the Issuer file a registration statement with respect to any of their Registrable Warrant Shares (the sender(s) of such request shall be known as the “Initiating Holder(s)”), then the Issuer shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 12(a), use its reasonable best efforts to effect, as soon as reasonably practicable, the registration under the Securities Act of the offer and sale of all shares of Registrable Warrant Shares that the Holders request to be registered.  Notwithstanding anything to the contrary in this Agreement, the Initiating Holders may request that the Issuer register the sale of such Registrable Warrant Shares on an appropriate form, including a Shelf Registration Statement (so long as the Issuer is eligible to use Form S-3) and, if the Issuer is a WKSI, an Automatic Shelf Registration Statement. The Issuer shall not be obligated to take any action to effect any such registration:

(i)
after it has effected one registration pursuant to this Section 12(a) registering all Registrable Warrant Shares requested to be included therein and such registration has been declared or ordered effective;

(ii)
during the period starting with the date 60 days prior to its good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, an Issuer-initiated registration pursuant to which Holders would have piggyback registration rights pursuant to Section 12(b), provided that the Issuer is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iii)
if the Issuer shall furnish to such Holders a certificate signed by the President of the Issuer stating that, in the good faith judgment of the Board of Directors of the Issuer, such filing would (i) materially interfere with a significant acquisition, corporate organization or other similar transaction involving the Issuer; (ii) require premature disclosure of material information that the Issuer has a bona fide business purpose for preserving as confidential; or (iii) render the Issuer unable to comply with requirements under the Securities Act or Exchange Act; in which case the Issuer shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holder(s), provided that the Issuer shall not defer its obligation in this manner more than twice in any twelve month period; or

(iv)	at any time after the Expiration Date.

In the event that the Initiating Holders elect to conduct an underwritten offering of Registrable Warrant Shares pursuant to a registration statement filed pursuant to this Section 12(a), the Issuer (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Issuer and reasonably acceptable to the Initiating Holder(s).  Notwithstanding any other provision of this Section 12(a), if the underwriter advises the Registering Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the number of Registrable Warrant Shares that may be included in the registration and underwriting shall be allocated among all Registering Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Warrant Shares requested by such Holders to be included in such registration and underwriting; provided, however, that if any Registrable Warrant Shares requested to be included in such registration and underwriting are excluded therefrom pursuant to this sentence, such registration shall not satisfy the requirements of clause (i) of this Section 12(a). If any Holder disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Issuer, the managing underwriter and the Initiating Holder(s). If by the withdrawal of such Registrable Warrant Shares a greater number of Registrable Warrant Shares held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Issuer shall offer to all Holders who have included Registrable Warrant Shares in the registration the right to include additional Registrable Warrant Shares in the same proportion used in determining the shares that may be included pursuant to the second sentence of this paragraph. If the underwriter has not limited the number of shares of Registrable Warrant Shares to be underwritten, the Issuer may include securities for its own account if the underwriter so agrees and if the number of Registrable Warrant Shares that would otherwise have been included in such registration and underwriting will not thereby be limited.

(b) Piggyback Registrations. If, at any time after the Initial Exercise Date and on or before the Expiration Date, the Issuer shall determine to register the offer and sale of any of its securities for its own account or the account of a stockholder or stockholders exercising their respective demand registration rights (other than a registration pursuant to Section 12(a) or a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) in connection with an underwritten offering of its securities for cash on a form which would permit the registration of Registrable Warrant Shares, the Issuer will:

(i)
promptly (and in any event no later than fifteen (15) days prior to the filing of any Registration Statement in connection with such offering) give to each Holder written notice thereof (except that (A) if the underwriter determines that marketing factors require a shorter time period and the Issuer so informs each Holder in the applicable written notice, such written request or requests may be made within five days and (B) in the case of an “overnight” offering or a “bought deal,” such written request or requests must be made within one Business Day); and

(ii)
include in such registration and in the underwriting involved therein, all the Registrable Warrant Shares specified in a written request or requests, made within ten days after giving of such written notice by the Issuer, by any Holders, except as set forth in the second paragraph of this Section 12(b);

provided, however, that, notwithstanding any provision in this Agreement to the contrary, the Issuer may withdraw any registration statement described in this Section 12(b) at any time before it becomes effective, or postpone or terminate the offering of securities under such registration statement, without obligation or liability to any Holder; and provided further, that the Issuer shall not be obligated to take any action to effect any such registration after it has effected one registration pursuant to this Section 12(b) registering all Registrable Warrant Shares requested to be included therein and such registration has been declared or ordered effective.

The right of any Holder to registration pursuant to this Section 12(b) shall be conditioned upon such Holder’s participation in the underwriting and the inclusion of such Holder’s Registrable Warrant Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Warrant Shares through such underwriting shall (together with the Issuer) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Issuer. Notwithstanding any other provision of this Section 12(b), in connection with a registration under this Section 12(b) if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Issuer shall so advise all Holders whose securities would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Warrant Shares that may be included in the registration and underwriting shall be allocated among all Registering Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Warrant Shares requested by such Registering Holders to be included in such registration and underwriting, or, if so determined by the underwriter, all Registrable Warrant Shares shall be excluded from such registration and underwriting; provided, however, that in no event shall the amount of securities of the Registering Holders included in the offering be reduced unless the amount of securities of all other selling equity holders included in the offering are proportionately reduced; and provided further, that if any Registrable Warrant Shares requested to be included in such registration and underwriting are excluded therefrom pursuant to this sentence, such registration shall not satisfy the requirements of the last proviso of the immediately preceding paragraph of this Section 12(b).  If any Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Issuer and the managing underwriter. If, in connection with a registration under this Section 12(b), by the withdrawal of such Registrable Warrant Shares a greater number of Registrable Warrant Shares held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Issuer shall offer to all Holders who have included Registrable Warrant Shares in the registration the right to include additional Registrable Warrant Shares in the same proportion used in determining the shares that may be included pursuant to the third sentence of this paragraph.

(c) Selection of Counsel; Registration Expenses. The Holders of a majority of the Registrable Warrant Shares included in any registration pursuant to Section 12(a) or 12(b) shall have the right to designate legal counsel to represent all of the Holders in connection therewith.

All Registration Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Section 12(a) or 12(b) shall be borne by the Issuer. All Selling Expenses relating to the sale of securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so sold.

(d) Further Obligations.  In connection with any registration of the offer and sale of Registrable Warrant Shares under the Securities Act pursuant to this Agreement, the Issuer will consult with the Registering Holders concerning the form of underwriting agreement (and shall provide to each Registering Holder the form of underwriting agreement prior to the Issuer’s execution thereof) in the case of an underwritten offering and shall provide to each Registering Holder and its representatives such other documents (including correspondence with the Commission with respect to the registration statement and the related securities offering) as such Registering Holder shall reasonably request in connection with its participation in such registration. The Issuer will furnish to each Registering Holder as far in advance as reasonably practicable before filing a Registration Statement or any supplement or amendment thereto or any prospectus forming a part of such Registration Statement (including any preliminary prospectus and any amendments or supplements thereto, the “Prospectus”), upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Registering Holder the opportunity to object to any information pertaining to such Registering Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Registering Holder with respect to such information prior to filing such document. In the event that the Issuer prepares and files with the Commission a registration statement on any appropriate form under the Securities Act (a “Registration Statement”) providing for the sale of Registrable Warrant Shares held by any Registering Holder pursuant to its obligations under this Agreement, the Issuer will (in all cases subject to Sections 12(a) and 12(b)):

(i)
prepare and file with the Commission such Registration Statement with respect to such Registrable Warrant Shares, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and keep such Registration Statement effective until the Registering Holders have completed the distribution described in such Registration Statement or until all Registrable Warrant Shares covered by such Registration Statement have ceased to be Registrable Warrant Shares;

(ii)
prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the participating Holder or Holders thereof set forth in such Registration Statement or supplement to such Prospectus;

(iii)
promptly notify the Registering Holders and the managing underwriters, if any, (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission or any state securities commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of any of the Registrable Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv)	use reasonable best efforts to promptly obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

(v)
if requested by the managing underwriters or a Registering Holder, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or the Registering Holders holding a majority of the Registrable Warrant Shares being sold by Registering Holders agree should be included therein relating to the sale of such Registrable Warrant Shares, including without limitation information with respect to the amount of Registrable Warrant Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Warrant Shares to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vi)
furnish to such Registering Holder and each managing underwriter at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) (provided, however, that any such document made available by the Issuer through EDGAR shall be deemed so furnished);

(vii)
deliver to such Registering Holders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto and any Permitted Free Writing Prospectus as such persons or entities may reasonably request;

(viii)
prior to any public offering of Registrable Warrant Shares, register or qualify or cooperate with the Registering Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Warrant Shares for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Registering Holder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Warrant Shares covered by the applicable Registration Statement; provided, however, that the Issuer will not be required to qualify generally to do business in any jurisdiction where it is not then so required to be qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(ix)
cooperate with the Registering Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Warrant Shares to be sold pursuant to such Registration Statement and not bearing any restrictive legends, and enable such Registrable Warrant Shares to be in such denominations and registered in such names as the managing underwriters may request at least one Business Day prior to any sale of Registrable Warrant Shares to the underwriters;

(x)
if any fact described in subparagraph (iii)(E) above exists, promptly prepare and file with the Commission a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that the Registration Statement and the Prospectus, as thereafter delivered to the purchasers of the Registrable Warrant Shares being sold thereunder, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(xi)
cause all Registrable Warrant Shares covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Issuer are then listed;

(xii)
provide a transfer agent and registrar and a CUSIP number for all Registrable Warrant Shares included in such Registration Statement, not later than the effective date of the applicable Registration Statement;

(xiii)
enter into such agreements (including an underwriting agreement in form reasonably satisfactory to the Issuer) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Warrant Shares, including customary participation of management;

(xiv)
in the case of an underwritten offering, use its commercially reasonable efforts to furnish or cause to be furnished to the Registering Holders and the underwriters a signed counterpart, addressed to the Registering Holders and the underwriters, of: (i) an opinion of counsel for the Issuer, dated the date of each closing under the underwriting agreement, reasonably satisfactory to the underwriters; (ii) a “comfort” letter, dated the date of the underwriting agreement and the date of each closing under the underwriting agreement, signed by the independent registered public accounting firm that has certified the Issuer’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities, and such other financial matters as the underwriters may reasonably request and customarily obtained by underwriters in underwritten offerings, provided that, to be an addressee of the comfort letter, the Registering Holders may be required to confirm that they are in the category of persons to whom a comfort letter may be delivered in accordance with applicable accounting literature; and (iii) a “comfort” letter, dated the date of the underwriting agreement and the date of each closing under the underwriting agreement, signed by the independent petroleum engineering firm that has evaluated the Issuer’s oil and gas reserves included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of its evaluation of such oil and gas reserves, as are customarily covered in engineers’ letters delivered to underwriters in underwritten public offerings of securities, and such other related matters as the underwriters may reasonably request and customarily obtained by underwriters in underwritten offerings; and

(xv)
make available for inspection by a representative of the Registering Holders whose Registrable Warrant Shares are being sold pursuant to such Registration Statement, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such Registering Holders or underwriter, all financial and other records and any pertinent corporate documents and properties of the Issuer reasonably requested by such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are reasonably determined by the Issuer to be, and are designated by the Issuer in writing as, confidential shall be kept confidential by such persons or entities unless disclosure of such records, information or documents is required by court or administrative order.

Notwithstanding anything to the contrary in this Agreement, to the extent the Issuer is a WKSI, at the time any Registrable Warrant Shares are registered pursuant to Section 12(a), and the Initiating Holders so request, the Issuer shall file an Automatic Shelf Registration Statement which covers those Registrable Warrant Shares which are requested to be registered within five Business Days after receipt of such request. If the Issuer does not pay the filing fee covering the Registrable Warrant Shares at the time the Automatic Shelf Registration Statement is filed, the Issuer agrees to pay such fee at such time or times as the shares of Registrable Warrant Shares are to be sold. If at any time when the Issuer is required to re-evaluate its WKSI status the Issuer determines that it is not a WKSI, the Issuer shall use its reasonable best efforts to file a new Shelf Registration Statement on Form S-3 (or amend the Automatic Shelf Registration Statement to a form that the Issuer is eligible to use) and keep such registration statement effective during the period during which such registration statement is required to be kept effective hereunder.

Each Holder agrees that, upon receipt of any notice from the Issuer of the happening of an event of the kind described in Section 12(d)(iii)(B) through Section 12(d)(iii)(E), such Holder will immediately discontinue disposition of shares of Registrable Warrant Shares pursuant to the applicable Registration Statement until such stop order is vacated or such Holder receives a copy of the supplemented or amended Prospectus. If so directed by the Issuer, each Holder will deliver to the Issuer (at the reasonable expense of the Issuer) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such shares of Registrable Warrant Shares at the time of receipt of such notice.

Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Registrable Warrant Shares, in each case without the prior express written consent of the Issuer and, in connection with any underwritten offering, the underwriters. Any such Free Writing Prospectus consented to by, or any Free Writing Prospectus prepared by or on behalf of or otherwise used or referred to by, the Issuer or the underwriters, as the case may be, is referred to herein as a “Permitted Free Writing Prospectus.” The Issuer represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus (as defined in Rule 433 of the Securities Act), including in respect of timely filing with the Commission, legending and record keeping.

(e) Further Information Furnished by Holders.  It shall be a condition precedent to the obligations of the Issuer to take any action pursuant to Sections 12(a) through 12(d) that the Holders shall furnish to the Issuer such information regarding themselves, the Registrable Warrant Shares held by them, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the offer and sale of their Registrable Warrant Shares.

(f) Indemnification.  In the event any Registrable Warrant Shares are included in a registration statement under Section 12(a) or 12(b):

(i)
The Issuer will indemnify and hold harmless each Holder, each of the officers, directors, managers, shareholders, members, partners, employees and agents of each Holder and each Person, if any, who controls such Holder within the meaning of the Securities Act or Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or in any Permitted Free Writing Prospectus; the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or any violation or alleged violation by the Issuer or any officer, director, employee, advisor or affiliate thereof of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Issuer will reimburse each such Holder, officer, director, manager, shareholder, member, partner, employee, agent or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 12(f)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned, delayed or denied), nor shall the Issuer be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder.

(ii)
To the extent permitted by law, each Holder will, if shares of Registrable Warrant Shares held by such Person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Issuer, each of its directors and officers, each Person, if any, who controls the Issuer within the meaning of the Securities Act and any other Holder selling securities in such registration statement and each of its officers, directors, managers, shareholders, members, partners, employees and agents or any Person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Issuer or any such other Holder, officer, director, manager, shareholder, member, partner, employee, agent or controlling Person may became subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration, and each such Holder will reimburse any legal or other expenses reasonably incurred by the Issuer or any such underwriter, other Holder, officer, director, manager, shareholder, member, partner, employee, agent or controlling Person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 12(f)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned, delayed or denied); and provided, that in no event shall any indemnity under this Section 12(f)(ii) exceed the net proceeds from the offering received by such Holder.

(iii)
Promptly after receipt by an indemnified party under this Section 12(f) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 12(f), notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or if the indemnified party shall have been advised by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of any indemnified party to notify an indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 12(f) only to the extent that such failure to give notice shall materially prejudice the indemnifying party in the defense of any such claim or any such litigation, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 12(f).

(iv)
If the indemnification provided for in this Section 12(f) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any loss, claim, damage or liability that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of fraudulent misrepresentation; and in no event shall any contribution by a Holder exceed the net proceeds from the offering received by such Holder.

The obligations of the Issuer and the Holders under this Section 12(f) shall survive completion of any offering of Registrable Warrant Shares pursuant to a registration statement, the expiration of any rights hereunder and the termination of this Agreement.

(g) Limitations on Subsequent Registration Rights.  From and after the date hereof, the Issuer may, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Issuer which provides registration rights to such holder or prospective holder of securities of the Issuer, provided that such rights are not inconsistent with the rights granted to Holders hereby and do not adversely affect the ability of the Issuer to comply with its obligations hereunder.

Section 13.	Rule 144 Reporting.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Issuer to the public without registration, the Issuer agrees, after the date hereof, to:

(a) make and keep public information available (as those terms are understood and defined in Rule 144) at all times;

(b) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Exchange Act; and

(c) furnish to any Holder, so long as such Holder owns any Registrable Warrant Shares, forthwith upon request, (i) a written statement by the Issuer that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer (provided, however, that any such report or document described in this subsection (ii) made available by the Issuer through EDGAR shall be deemed so furnished), and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

Section 14.	Redemption of Warrants.

(a) Right to Redeem.  The Issuer shall have the right, at the Issuer’s option, at any time after the Initial Exercise Date and on or prior to the Expiration Date, to redeem all, but not less than all, of the outstanding Warrants at a price payable in cash equal to the Redemption Price, if (i) the Closing Sale Price of the Common Stock has exceeded the Exercise Price for each Trading Day in the period of 20 consecutive Trading Days ending on the Trading Day immediately prior to the date of mailing of the notice of redemption pursuant to Section 14(b) and (ii) the Common Stock was listed for trading on a national securities exchange (as such term is used in the Exchange Act) on each such Trading Day.

(b) Notice of Redemption.  In the event the Issuer elects to redeem the Warrants pursuant to Section 14(a), at least 15 days but not more than 30 days before the date fixed by the Issuer for the redemption of the Warrants (the “Redemption Date”), the Company shall deliver to each Holder of Warrants in accordance with Section 15, a notice of redemption, which notice shall state:

(i)	the Redemption Date;

(ii)	the Redemption Price;

(iii)	the number of Warrant Shares then issuable upon the exercise of each Warrant and the Exercise Price then in effect; and

(iv)
that the right to exercise Warrants will terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless the Issuer defaults in the payment of the Redemption Price payable as herein provided upon redemption, and that Holders who desire to exercise Warrants must do so in accordance with Section 3 prior to such time.

(c) Termination of Exercisability of Warrants in Connection with Redemption.  The right to exercise Warrants will terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless the Issuer defaults in the payment of the Redemption Price payable as provided in Section 14(d).

(d) Payment of Redemption Price.  On the Redemption Date, the Issuer shall pay to each Holder of Warrants, by wire transfer to an account specified by the Holder or by certified or official bank check payable to the order of the Holder, the aggregate Redemption Price payable in respect of all Warrants held by such Holder.  Upon payment of the Redemption Price therefor in accordance with this Section 14(d), each Warrant will be cancelled and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

Section 15.	Notices.

Any notice or demand authorized by this Agreement to be given or made by a Holder to the Issuer shall be sufficiently given or made when received if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Issuer with the Holders) as follows:

Address:	4125 Blackhawk Plaza Circle, Suite 201A
Danville, CA 94506
Attention:	General Counsel
Telephone:	(925) 255-5012
Facsimile:	(925) 743-0703

Any notice or communication to a registered Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address appearing on the Warrant Register.  Failure to mail a notice or communication to such a Holder or any defect in it will not affect its sufficiency with respect to other such Holders.

Section 16.	Supplements and Amendments.

Any amendment or supplement to this Agreement or waiver of any provision hereof shall require the written consent of the Holders of a majority of the then outstanding Warrants (excluding Warrants held by the Issuer or any of its Affiliates); provided, however, that the consent of each Holder of Warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement); and provided further, that any amendment to the provisions of Section 12, 13 or 15 through 22 shall require the approval of the Holders of a majority of the outstanding Registrable Warrant Shares; and provided further, that no amendment to Section 12(f) shall affect the rights of any person entitled to indemnity thereunder with respect to any offer or sale of securities completed prior to the date of any such amendment.

Section 17.	Successors.

All the covenants and provisions of this Agreement by or for the benefit of the Issuer and the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 18.	Termination.

This Agreement shall terminate on the later of the Expiration Date and such time as there are no Registrable Warrant Shares outstanding, provided that the Issuer has complied with its obligations hereunder.  Notwithstanding the foregoing, Section 12(f) shall survive the termination of this Agreement as provided therein.

Section 19.	Governing Law.

This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be construed in accordance with the internal laws of said state.

Section 20.	Benefits of This Agreement.

Except as expressly provided in Section 12(f), this Agreement shall be for the sole and exclusive benefit of the Issuer and the Holders of Warrants, and, except as so provided, nothing in this Agreement shall be construed to give to any Person other than the Issuer and the Holders any legal or equitable right, remedy or claim under this Agreement.

Section 21.	Specific Performance.

The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders for breaches by the Issuer of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

Section 22.	Counterparts.

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 23.	Compliance with FINRA Rules.

The parties hereby confirm and agree that the terms of this Agreement and the Warrants comply, and no provision of this Agreement or the Warrants shall be interpreted in a manner that would not comply, with the following requirements of the rules of FINRA :

(a) As required by FINRA Rule 5110(f)(2)(H), (i) the Warrants shall not be exercisable or convertible more than five years from the effective date of the offering contemplated by the Underwriting Agreement, (ii) the shares underlying the Warrants are identical to the shares of Common Stock of the Issuer offered to the public in the offering contemplated by the Underwriting Agreement, (iii) demand and piggyback registration rights of Holders of the Warrants shall not have a duration of more than five years and seven years, respectively, from the effective date of the offering contemplated by the Underwriting Agreement, (iv) Holders of Warrants shall have no more than one demand registration right at the Issuer’s expense, and (v) the anti-dilution provisions of this Agreement and the Warrants are in compliance with FINRA Rule 5110(f)(2)(H)(vi) and (vii).

(b) As required by FINRA Rule 5110(g), the Warrants and the Warrant Shares shall not be sold during the offering contemplated by the Underwriting Agreement or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any Person during a period of 180 days immediately following the effective date of the offering contemplated by the Underwriting Agreement, except as provided in FINRA Rule 5110(g)(2).

For the avoidance of doubt, nothing in this Section 23 shall be interpreted to extend the periods during which the Warrants may be exercised or during which demand or piggyback registration rights may be exercised beyond the periods provided for elsewhere in this Agreement or otherwise modify this Agreement to provide greater or additional rights to Holders than those provided for elsewhere in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

PEDEVCO CORP.

By:
Name:
Title:

WUNDERLICH SECURITIES, INC.

By:
Name:
Title:

[OTHER HOLDERS]

By:
Name:
Title:

[SIGNATURE PAGE TO WARRANT AGREEMENT]

SCHEDULE I

Initial Holder	Aggregate Number of Warrants

Wunderlich Securities, Inc.	[●]
[other Initial Holders]	[●]
Total	333,334

I-1

EXHIBIT A
[FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  ANY SALE, OFFER FOR SALE, DISPOSITION, MORTGAGE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF THE WARRANTS MAY BE MADE ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE WARRANTS UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

PEDEVCO CORP.
WARRANT CERTIFICATE
Warrant No. [●]

This Warrant Certificate certifies that [●], or its registered assigns, is the registered Holder of [●] Warrants (the “Warrants”) to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of PEDEVCO Corp., a Texas corporation (the “Issuer”).  Each Warrant entitles the registered Holder upon exercise at any time on or after May [●], 2014 and until 5:00 p.m. New York City time on May [●], 2016 to receive from the Issuer one fully paid and nonassessable share of Common Stock (the “Warrant Shares”) at the initial exercise price (the “Exercise Price”) of $[●] per share, subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.  The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

No Warrant may be exercised after 5:00 p.m., New York City time on May [●], 2016.  To the extent not exercised by such time, any such Warrant shall be canceled and all rights thereunder and all rights in respect thereof under the Warrant Agreement shall cease as of such time.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of Texas.

*********

IN WITNESS WHEREOF, the Issuer has caused this Warrant Certificate to be signed below.

DATED:  _____________________

PEDEVCO CORP.

By:
Name:
Title:

[Reverse of Warrant Certificate]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the Holder on exercise to receive shares of Common Stock, and are issued pursuant to a Warrant Agreement dated as of May [●], 2013 (the “Warrant Agreement”), duly executed and delivered by the Issuer and the Holders, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Issuer and the Holders of the Warrants.  Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Warrant Agreement.  A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Issuer.

Warrants may be exercised at the times and in the manner specified in the Warrant Agreement.  No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Issuer will pay the cash value thereof determined as provided in the Warrant Agreement.

The Warrant Agreement provides that, upon the occurrence of certain events, the number of shares of Common Stock issuable upon the exercise of each Warrant and the Exercise Price set forth on the face hereof will be adjusted.

Warrant Certificates, when surrendered by the registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Warrants are subject to redemption by the Issuer as provided in the Warrant Agreement.

The Holder of the Warrants represented by this Warrant Certificate, by its acceptance of this Warrant Certificate, agrees to be bound by the terms of the Warrant Agreement, as amended, restated, supplemented or otherwise modified from time to time.

The Issuer may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Holder(s) hereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.  Neither the Warrants nor this Warrant Certificate entitles any Holder hereof to any rights of a stockholder of the Issuer.

[Form of Election to Purchase]

(To Be Executed Upon Exercise of Warrant)
The undersigned hereby irrevocably elects to exercise ______ Warrants represented by this Warrant Certificate, in accordance with the following provision of the Warrant Agreement (please check one of the following):

  ___ Section 4(b) (payment of Exercise Price in cash)

  ___ Section 4(c) (net issue exercise)

The undersigned requests that a certificate for the Warrant Shares issuable upon such exercise be registered in the name of _____________, whose address is ______________________, and that such shares be delivered to __________________, whose address is _________________________.  If said number of Warrants is less than all of the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Warrants be registered in the name of ____________________, whose address is______________________, and that such Warrant Certificate be delivered to ___________________, whose address is ________________________.

The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws and hereby repeats the representations and warranties of the undersigned that are set forth in Section 9 of the Warrant Agreement.

Date:
Signature

EXHIBIT B

ASSIGNMENT FORM

[To be signed only upon transfer of a Warrant]

For value received, the undersigned hereby sells, assigns and transfers unto _________________________, ________ Warrants represented by the within Warrant Certificate to purchase shares of Common Stock of PEDEVCO Corp., a Texas corporation (the ”Issuer”), and appoints ________________________ attorney to transfer such Warrants on the books of the Issuer, with full power of substitution in the premises.

Dated: ______________________
___________________________________
Name:
Title:

By executing and delivering this Assignment Form to the Issuer, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Warrant Agreement dated as of May [●], 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Warrant Agreement”), among the Issuer and the Holders, in the same manner as if the undersigned were an original signatory to the Warrant Agreement.

The undersigned agrees that he, she or it shall be a “Holder”, as such term is defined in the Warrant Agreement.

Dated: ____________________

Signature of transferee

Print Name of transferee

Address

Facsimile

Telephone

B-1